As Filed With the Securities and Exchange Commission on June 5 , 2006

SEC File 333-1333823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM SB-2 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPES EXPLORATION INC.
(Name of Small Business Issuer in its Charter)

Nevada	1000	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

8731 Cambie Road
Richmond, British Columbia
Canada, V6X 1K2
Telephone: (778) 552-4267
Facsimile: (866) 838-3169

(Address and telephone number of principal executive offices and principal place of business)

Agent for Service: Gordon Racette 8731 Cambie Road Richmond, British Columbia Canada, V6X 1K2 Telephone: (778) 552-4267 Facsimile: (866) 838-3169	With a Copy To: Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 Telephone: (305) 531-1174 Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	2,335,000	$116,750.00	$0.05	$116,750.00	$12.49

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated June 5 , 2006

Prospectus

OPES EXPLORATION INC.

2,335,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company without operations.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

If we fail to make required payments or expenditures, we could lose title to the mineral claims. 7

Because we have only recently commenced business operations, we face a high risk of business failure. 7

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds. 7

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance exploration work. 8

Because a professional geologist has not been on our claims, we may find that the claims cannot host a viable mineral deposit. 8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail. 8

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 8

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found. 8

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. 8

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 9

As we undertake exploration of our mineral claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program. 9

If we do not obtain clear title to the mineral claim, our business may fail. 9

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 9

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program. 9

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing. 10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares. 10

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 10

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 10

Use of Proceeds 12

Determination of Offering Price 12

Dilution 12

Selling Shareholders 13

Plan of Distribution 16

Legal Proceedings 18

Directors, Executive Officers, Promoters and Control Persons 19

Security Ownership of Certain Beneficial Owners and Management 20

Description of Securities 21

Interest of Named Experts and Counsel 23

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 23

Organization Within Last Five Years 23

Description of Business 24

Management's Discussion and Analysis 30

Description of Property 36

Certain Relationships and Related Transactions 37

Market for Common Equity and Related Stockholder Matters 38

Executive Compensation 40

Financial Statements 41

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 51

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We only have funds for our first phase of our anticipated exploration program, that is until October 15, 2007. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mineral claims can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On January 13, 2006 , we staked two mineral claims representing an area of 805 hectares (approximately 2,000 acres) in the Province of British Columbia, Canada using an online staking system operated by the government of British Columbia. The name of the claims are “Lower Engineer 1” and “Lower Engineer 2”. Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, our President is holding the mineral claims in trust for us until we can determine whether there are commercially viable mineral deposits on our claims. If we determine that there is a commercially viable mineral deposit on our claims we will incorporate a British Columbia subsidiary to hold title to the claims and our President will transfer the mineral claims to the subsidiary. The transfer will be at no cost to us other than the costs associated with the incorporation of the British Columbia subsidiary.

The mineral claims are located approximately 19 miles southwest of Atlin, British Columbia, Canada. The coordinates of the center of the claims at 59°29' North and 134°14' West. The claims lie inland from the east shore of Taku Arm of Tagish Lake. The claims are remote and is best accessed by helicopter from the town of Atlin, British Columbia. There is no electrical power that can be utilized on the claims other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Mr. Racette, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Mr. Racette owns 56% of our outstanding common stock. Since Mr. Racette owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by Mr. Racette are inconsistent with the interests of other stockholders.

In February 2006, we engaged a professional geoscientist named Erik A. Ostensoe who is familiar with the Atlin area to develop a report about our mineral claims. Mr. Racette was introduced to Mr. Ostensoe at a mining conference in Vancouver, British Columbia in January 2006. The report entitled “Review and Recommendations, Lower Engineer 1 and 2 Claims, Mineral Tenures 525338 and 525339, Wann Creek” dated February 15, 2006, describes the mineral claims, the regional geology, the mineral potential of the claims and recommendations of how we should explore the claims. Mr. Ostensoe has not visited our mineral claims, his report was based on published information about the geology of the area on and around our claims.

Our objective is to conduct exploration activities on our mineral claims to assess whether the claims possess any commercially viable mineral deposits. Until we can validate otherwise, the claims are without known reserves and we are planning a three phase program to explore our claims. Access to the claims is restricted to the period of May 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about five and a half months per year. We will commence exploration on our claims between May 1, 2007 and October 15, 2007 and our goal is to complete the first phase of exploration within this period. The following table summarizes the three phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	General prospecting and sampling	Between May 1, 2007 to October 15, 2007
Phase Two	Focused prospecting and sampling	Between May 1, 2008 to October 15, 2008
Phase Three	Test Drilling	Between May 1, 2009 to October 15, 2009

If our exploration activities indicate that there are no commercially viable gold deposits on our mineral claims we will abandon the claims and stake a new claim to explore in British Columbia. We will continue to stake and explore claims in British Columbia as long as we can afford to do so.

To date we have raised $52,750 via three offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
November 28, 2005	$0.001	3,000,000	$3,000
January 23, 2006	$0.01	1,675,000	$16,750
January 31, 2006	$0.05	660,000	$33,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Opes Exploration Inc.
8731 Cambie Road
Richmond, British Columbia
Canada, V6X 1K2

Telephone: (778) 552-4267

The Offering

Securities Offered	Being up to 2,335,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $15,750. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 2,335,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	5,335,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period ended January 31, 2006. We have working capital of $46,303 as at January 31, 2006.

Financial Summary	January 31, 2006 $
Cash	51,803
Total Assets	51,803
Total Liabilities	5,500
Total Liabilities and Stockholder's Equity	51,803

Statement of Operations	Accumulated from November 14, 2005 (Date of Inception) to January 31, 2006 $
Revenue	−
Net Loss For the Period	8,697
Net Loss per Share	−

The book value of our company's outstanding common stock is $0.01 per share as at January 31, 2006.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first phase of exploration on our mineral claims. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. We have not made arrangements to secure any additional financing.

If we fail to make required payments or expenditures, we could lose title to the mineral claims.

The mineral claims have an expiry date of January 13, 2007 and in order to maintain the tenures in good standing it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of CDN$4 per hectare in anniversary years 1, 2, and 3, and CDN$8 per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claims.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on November 14, 2005 and to date have been involved primarily in organizational activities, acquiring our mineral claims and obtaining financing. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mineral claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance exploration work.

If the results of our Phase Two exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mineral claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because a professional geologist has not been on our claims, we may find that the claims cannot host a viable mineral deposit.

To our knowledge a professional geologist has not set foot on our claims. Our consulting geologist, Erik A. Ostensoe has prepared our geological report based on published information about the geology of the area on and around our claims. A site visit to our claims by a professional geologist could reveal that our mineral claims cannot host a viable mineral deposit.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our President has no previous experience operating an exploration or mining company and because of this lack of experience he may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 56% of our outstanding common stock and serves as our sole director. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mineral claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our mineral claims is restricted to the period between May 1 and October 15 of each year due to snow in the area. As a result, any attempts to visit, test, or explore the property are largely limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mineral claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Tenure Act of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Since we are a Nevada corporation we are not legally allowed to hold claims in British Columbia. Our mineral claims are being held in trust for us by our President as he is an individual. If we confirm economically viable deposits of gold on our mineral claims we will incorporate a British Columbia subsidiary to hold title the mineral claims and our President will transfer the claims to the subsidiary. Until we can confirm viable gold deposits, our President is holding the claims in trust for us by means of a trust agreement. However, there could be situations such as the death or bankruptcy of our President that could prevent us from obtaining clear title to the mineral claims. If we are unable to obtain clear title to the mineral claims our business will likely fail and you will lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Canadian dollar terms. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on November 14, 2005, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,335,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.05 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 44% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the offering price of $0.05 based upon the price of the last sale of our common stock to investors. The price of the last sale was determined by what we found could attract investors to invest in our high risk mineral exploration company. The other factors that went into this determination were the implied market capitalization of our company and the amount of capital that we would require to begin our exploration program on our mineral claims. The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The reason for the significant increase in the price of our common stock from January 23, 2006, at $0.01, to January 31, 2006, at $0.05 was because one of our $0.01 investors made a clerical error on his payment to us. Because of this clerical error, we did not issue the common stock sold at $0.01 until January 23, 2006. However, all of the common stock purchased at $0.01 was subscribed to before January 13, 2006 which was the date we staked our mineral claims. On January 13, 2006 after staking our claims we believed the value of our company had increased, so we raised the price of our offering to $0.05 for investors that subscribed after we had successfully staked our mineral claims.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,335,000 shares of the common stock offered through this prospectus. These shares were acquired from us in two private placements of our common stock. Both offerings were exempt from registration under Regulation S of the Securities Act of 1933. The first offering was conducted at a price of $0.01 per share of which 1,675,000 shares of common stock were sold and was completed on January 23, 2006. The second offering was conducted at a price of $0.05 per shares of which 660,000 shares of common stock were sold and was completed on January 31, 2006.

The shares were sold solely by our President to his family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

  Number of shares owned by each before the offering;

  Total number of shares that are to be offered for each;

  Total number of shares that will be owned by each upon completion of the offering; and

  Percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Mitchell Adam[1]	150,000	150,000	Nil	Nil
Rebecca Adam[1]	15,000	15,000	Nil	Nil
Noel Arboleda	15,000	15,000	Nil	Nil
Tami Biggar	50,000	50,000	Nil	Nil
Michael Blanko Jr.[2]	75,000	75,000	Nil	Nil
Michael Blanko Sr.[2]	75,000	75,000	Nil	Nil
Leighton Bocking	125,000	125,000	Nil	Nil
Chris Brown	250,000	250,000	Nil	Nil
Ranjodh Dhami	100,000	100,000	Nil	Nil
Rick Foreman	50,000	50,000	Nil	Nil
Christy Johnson	200,000	200,000	Nil	Nil
Jennifer Kemp	10,000	10,000	Nil	Nil
Heather Leckie	10,000	10,000	Nil	Nil
Sara Jane Lee	10,000	10,000	Nil	Nil
Richard Luxford	15,000	15,000	Nil	Nil
Terrance McGee	75,000	75,000	Nil	Nil
Karen McKenzie	50,000	50,000	Nil	Nil
Kathy Neale	75,000	75,000	Nil	Nil
Harv Opel	50,000	50,000	Nil	Nil
Dentars Ivor Plepedis	10,000	10,000	Nil	Nil
Bernadette Racette[3]	50,000	50,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Dale Racette[3]	50,000	50,000	Nil	Nil
Sasha Racette[4]	50,000	50,000	Nil	Nil
Jaeson Robinson	150,000	150,000	Nil	Nil
Jeremy Ross	125,000	125,000	Nil	Nil
Gemino Silva	15,000	15,000	Nil	Nil
Doug Sjoberg	75,000	75,000	Nil	Nil
Tiffany Sweeney	25,000	25,000	Nil	Nil
Robin Thaker	50,000	50,000	Nil	Nil
Newsha Towfigh	25,000	25,000	Nil	Nil
Nadia Traversa	10,000	10,000	Nil	Nil
Steve Voelpel	200,000	200,000	Nil	Nil
Nicole Wademan	10,000	10,000	Nil	Nil
Wayne Wolchuk	75,000	75,000	Nil	Nil
James Zanoil	15,000	15,000	Nil	Nil

Total	2,335,000	2,335,000

Footnotes:

  Mitchell Adam, the owner of 150,000 shares of our common stock, is the husband of Rebecca Adam, the owner of 15,000 shares of our common stock. As such, beneficial ownership of each such party may be attributed to the other party.

  Michael Blanko Jr., the owner of 75,000 shares of our common stock, is the adult son of Michael Blanko Sr., the owner of 75,000 shares of our common stock. Each of these shareholders has no beneficial interest in the other party's respective holdings.

  Dale Racette, the owner of 50,000 shares of our common stock, is the husband of Bernadette Racette, the owner of 50,000 shares of our common stock. As such, beneficial ownership of each such party may be attributed to the other party. Additionally, both are the parents of Gordon Racette, our Sole Director and President and do not reside with him.

  Sasha Racette, the owner of 50,000 shares of our common stock, is the adult daughter of Gordon Racette, our Sole Director and President and does not reside with him. Each of these shareholders has no beneficial interest in the other party's respective holdings.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 5,335,000 shares of common stock outstanding on the date of this prospectus. The selling shareholders named in this prospectus are offering a total of 2,335,000 shares of common stock which represents 44% of our outstanding common stock on the date of this prospectus.

Except as indicated above, none of the selling shareholders or their beneficial owners:

  Has had a material relationship with us other than as a shareholder at any time within the past three years;

  Has ever been one of our officers or directors; or

  Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  On such public markets or exchanges as the common stock may from time to time be trading;

  In privately negotiated transactions;

  Through the writing of options on the common stock;

  In short sales; or

  In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less restrictions and regulations than are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

The NASD regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

  The market price prevailing at the time of sale;

  A price related to such prevailing market price; or

  Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 36 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;

  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

  Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

  Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

  Contains a toll-free telephone number for inquiries on disciplinary actions;

  Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  With bid and offer quotations for the penny stock;

  The compensation of the broker-dealer and its salesperson in the transaction;

  The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Gordon Racette	51	President, Chief Financial Officer and Director since November 14, 2005.

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Gordon Racette

Mr. Racette has acted as our sole Director and Officer since our inception on November 14, 2005. Mr. Racette was a professional athlete from 1979 to 2000 as a world class heavyweight boxer and kickboxer. During the past five years, Mr. Racette has worked as a correctional officer from 1988 to April 2004 at the Willingdon Youth Detention Center in Burnaby, British Columbia, Canada. Since September 2001 to the present, Mr. Racette has had a part-time position with Douglas College in Surrey, British Columbia, Canada as a control tactics instructor. A control tactics instructor is person who teaches students proficiency in subduing non-compliant to violent individuals both physically and mentally. For example, a police officer in training would typically take a course from a control tactics instructor to learn and master arrest techniques. Mr. Racette has also acted as an independent security consultant for corporate executives as recently as August 2001.

Given that Mr. Racette has no previous experience in mineral exploration or operating a mining company, he intends to perform his job for us by engaging consultants who have experience in the areas where he is lacking. Mr. Racette has worked to familiarize himself with our business by attending two mineral exploration conferences with one conference in Vancouver, British Columbia, Canada in January 2006 and the other in Toronto, Ontario, Canada in March 2006. At these conferences Mr. Racette attended some technical sessions and trade shows.

Significant Employees and Consultants

We have no significant employees other than Mr. Racette who is our sole Director and Officer. Mr. Racette will devote approximately 10 hours per week or 25% of his working time to our business. For our accounting requirements we utilize the consulting services of Lancaster & David, Chartered Accountants of Vancouver, Canada to assist in the preparation of our annual and interim financial statements in accordance with accounting principles generally accepted in the United States.

Conflicts of Interest

Though Mr. Racette does not work with any other mineral exploration companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Racette.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Gordon Racette President, Principal Financial Officer, Principal Accounting Officer and Director 8731 Cambie Road Richmond, British Columbia Canada, V6X 1K2	3,000,000	56%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	3,000,000	56%

The percent of class is based on 5,335,000 of common stock issued and outstanding as of June 5 , 2006.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus 5,335,000 shares of common stock are issued and outstanding and held by 36 shareholders of record. In the opinion of our securities lawyer, Joseph I. Emas, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of June 5 , 2006, there was no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Mr. Racette on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, of Vancouver, Canada to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for our mineral claims was prepared by Erik A. Ostensoe, P. Geo., and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Ostensoe as a Professional Geoscientist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated on November 14, 2005 under the laws of the state of Nevada. On the date of our incorporation, we appointed Gordon Racette as our Director. On November 14, 2005, Mr. Racette was appointed President, Principal Financial Officer, Principal Accounting Officer and Secretary of our company. Mr. Racette may be deemed to be our promoter. On January 13, 2006 we staked two mineral claims in the Province of British Columbia, Canada via an online staking system. The claims are registered in the name of Mr. Racette, who has executed a trust agreement whereby he agrees to hold the claims in trust for us.

Description of Business

Business Development

We are a mineral exploration company and were incorporated on November 14, 2005 and on January 13, 2006 we staked two mineral claims in the Province of British Columbia, Canada via an online staking system operated by the Province of British Columbia.

Mr. Racette has no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, our President is holding the mineral claims in trust for us until we can determine whether there is a commercially viable gold deposit on our claims. If we determine that there is a commercially viable gold deposit on our claims we will incorporate a British Columbia subsidiary to hold title to the claims and our President will transfer the mineral claims to the subsidiary. The transfer will be at no cost to us other than the costs associated with the incorporation of the British Columbia subsidiary.

In February 2006, we engaged a professional geoscientist named Erik A. Ostensoe who is familiar with the Atlin area to develop a report about our mineral claims. Mr. Racette was introduced to Mr. Ostensoe at a mining conference in Vancouver, British Columbia in January 2006. The report entitled “Review and Recommendations, Lower Engineer 1 and 2 Claims, Mineral Tenures 525338 and 525339, Wann Creek” dated February 15, 2006 describes the mineral claims, the regional geology, the mineral potential of the claims and recommendations how we should explore the claims.

Our consulting geologist, Mr. Ostensoe is a professional geoscientist. He has an office and residence in Vancouver, British Columbia, Canada. He is a qualified professional geologist with a B. Sc. degree in honors geology from the University of British Columbia obtained in 1960. He has practiced his profession for more than forty years in western and northern Canada, western United States and, to a much lesser extent, in several other countries. He is a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia.

The potential economic significance of the mineral claims is that according to our consulting geologist's report, our claims are immediately south of the former Engineer mine which operated at various times in the period between 1899 and 1987 until it flooded. The regional geology surrounding the the former Engineer mine of which our claims are a part of have the potential to host gold veins.

The cost of the mineral claims charged to operations by us was $289 which represented the cost to stake the the claims via the online staking system. However, we will incur much more significant expenses in order to explore our claims as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in British Columbia or elsewhere.

Location and Means of Access to Our Mineral Claims

The mineral claims are located approximately 19 miles southwest of Atlin, British Columbia, Canada. The coordinates of the center of the claims is at 59°29' North and 134°14' West. The claims cover an area of 805 hectares (approximately 2,000 acres). The claims lie inland from the east shore of Taku Arm of Tagish Lake. Map 1 below shows a map of our “Lower Engineer Claims” in relation to a larger map of northwestern United States, Western Canada and Alaska. Map 2 below shows a map of the former Engineer Mine local area. On Map 2, our claim numbers 525338 and 525339 are visible along with other claims staked in the area. Additionally, Map 2 shows access points such as lakes, rivers, roads, the location of the past producing mine, the scale of these features and a reference to north.

The claim area is on dissected plateau terrain with the highest elevations being approximately 5,000 feet above sea level. Forest cover is patchy, with muskeg bogs in lower elevation areas that have poorly developed drainage and/or permafrost, evergreen trees, primarily spruce and pine, along valley walls, and stands of aspen and poplar where drainage is suitable. Grassy slopes and meadows are found in many parts of the area. Tree-line is commonly at about 5,000 feet.

The town of Atlin situated on the east shore of Atlin Lake in northern British Columbia has a population of about 350 permanent residents and offers most services required to support mining activities. The mineral claims are a short hike from the east shore of Taku Arm. For convenience and practical considerations, the claims are best reached from helicopter flight from Atlin. We intend to access our claims via helicopter from Atlin.

Map 1 – Location of Opes Mineral Claims in Relation to the USA

Engineer Mine Local Area

Mineral Inventory Layers

- **MINFILE as Past Producer**
  - Past Producer

Mineral Titles Layers

- **MTO Mineral Titles Online Labels <200K**
  - Mineral
  - Placer

Topographic Layers

- **Roads 1:250K (<2M)**
- **Lakes 1:250K (<2M)**
- **Rivers 1:250K (<2M)**

Grid Layers

- **Grid 1:250K maps - outline**

BC Border Layers

- **BC Border 1:50K (<200K)**

507528
526773
515571
503612
411090
507563
530334
411091
411092
503984
411093
408644
504073
521228
503610
504077
517382
504079
512193
408642
504082
503613
525419
525536
526691
525338
526885
526505
519404
525339
525445
526506

SCALE 1 : 101,085

2 0 2 4 6

KILOMETERS

N

1 kilometer = 0.621371192 mile

June 2, 2006 12:10 AM

Map 2 – Former Engineer Mine Local Area

About Our Mineral Claims

Our mineral claims are unencumbered and in good standing and there are no third party conditions which affect the claims other than conditions defined by the Province of British Columbia described below. The combined claims together make up an area of 805 hectares, which is equivalent to approximately 2,000 acres. We have no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements. The tenure number, claim name, owner, good to date, status, and area as typically recorded in British Columbia is as follows:

Tenure Number	Claim Name	Owner	Good to Date	Status	Area (Hectares)
525338	Lower Engineer 1	201847 100%	2007/Jan/13	Good	394.902
525339	Lower Engineer 2	201847 100%	2007/Jan/13	Good	411.533

There is no assurance that a commercially viable mineral deposit exists on the claims. Further exploration will be required before an evaluation as to the economic feasibility of the claims are determined. It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if minerals are discovered on the claims and it appears that it would be economically viable to commercially mine the claims. Our consulting geologist has written a report and provided us with recommendations of how we should explore our claims. Until we can validate otherwise, the property is without known reserves and we are planning a three phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claims.

Conditions to Retain Title to Our Mineral Claims

The mineral claims have an expiry date of January 13, 2007 and in order to maintain the tenures in good standing it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of CDN$4 per hectare in anniversary years 1, 2, and 3, and CDN$8 per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. The aggregate amount that we must expend in anniversary years 1, 2, and 3, is CDN$3,222. For subsequent years, the aggregate amount is CDN$6,444. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claims.

History of Atlin and Our Mineral Claims Area

Atlin has always been closely identified with the mining industry, having been established about 1900 as a supply base and winter home for miners and prospectors working in the nearby mines, prospects and placer gold fields. Placer gold fields are areas where gold is found in the gravels of a mining claim. Placer mining continues to be an important component of the Atlin's economy and other mining ventures have become increasingly significant in recent years with several properties either in or approaching the permitting and significant financing phases. Significant mining properties that are located in the Tulesequah River valley, 200 km south of Atlin, are in advanced stages of exploration and approval process and are best accessed from Atlin.

The Lower Engineer claims are located close the the Engineer mine, an historic gold-silver mine discovered in 1899. The area surrounding the former Engineer mine was undoubtedly prospected carefully while the mine was in operation. An area that is believed to be on our mineral claims was first mentioned in Annual Reports of the British Columbia Ministry of Mines for 1913 and again in 1918. The reports mention a polymetallic vein occurrence with gold, silver, lead and zinc values. It should be noted that these are historical reports and we have yet to confirm any mineral reserves on our claims.

Present Condition of Our Mineral Claims

We have yet to explore or access our mineral claims. However, according to our geological report we should expect to find an area of dissected plateau terrain with the highest elevations being approximately 5,000 feet above sea level. Forest cover is patchy, with muskeg bogs in lower elevation areas that have poorly developed drainage and/or permafrost, evergreen trees, primarily spruce and pine, along valley walls, and stands of aspen and poplar where drainage is suitable. Grassy slopes and meadows are found in many parts of the area. There is no equipment, infrastructure or electricity on the claims.

Geology of Our Mineral Claims

Our mineral claims are the subject of a geological report prepared by Erik A. Ostensoe, P. Geo., dated February 15, 2006. Mr. Ostensoe has not been on our claims, but he is familiar with the Atlin mining district and has reviewed various government publications, maps, and reports to determine the geology of our claims. Our geological report indicates that the southern parts of our claims appear to be underlain by Upper Triassic age Stuhini Group (refers to location of a rock body) rocks and by strongly metamorphosed Permian (refers to a time period approximately 270 million years ago) and possibly older formations. The latter have been altered by the intrusion of the Coast Crystalline (refers to location of a rock body) plutonic suite (refers a type of previously molten rock that has solidified below the earth's surface) to chlorite actinolite schist (refers to a type of rock formarion) and biotite schist (refers to a type of rock formation). The northern parts of dominantly Labarge Group (refers to location of a rock body) turbiditic greywacke (refers to a type of rock formation) of Lower Jurassic (refers to a time period approximately 180 million years ago) age. In general, our claims have the potential to host minerals such as gold, silver, platinum and other metallic minerals. It should be noted that we have yet to confirm any mineral reserves on our claims.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane. All of these types of materials are readily available in either the city of Vancouver or town of Atlin both in British Columbia, Canada from a variety of suppliers.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act for the Province of British Columbia. The Act is well defined by the Province of British Columbia and is available from us upon request.

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is unlikely.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on November 14, 2005.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Mr. Racette. We intend to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims starting on May 1, 2007 and as required throughout the course of our exploration program. The funds that will be used to pay for the independent geologist, prospectors and consultants will be the funds that already exist in our corporate treasury and from funds that we may have to raise in the future. A detailed explanation of when additional funds will be required can be located in our exploration plan below.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Management's Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mineral claims. We do not have enough funds to complete our Phase Two or Phase Three programs which we would plan to start in the summer of 2008 if the results of our Phase One exploration program is encouraging. The following is a brief summary of our three phase exploration program:

  We will perform preliminary work researching our mineral claims by having a geologist or an experienced prospector review available information about our claims. We anticipate spending approximately CDN$1,600 to purchase maps, air photographs and publications available at British Columbia government branches in Victoria and Vancouver.

  The next anniversary date of our claims is January 13, 2007 and we do not intend to perform any exploration on our claims during the 2006 exploration season. In order to keep the claims in good standing we can pay the Province of British Columbia approximately CDN$3,500 in lieu of exploration. Alternately, in order to save money we may abandon and re-stake the claims during a late night online staking session between November 1, 2006 and January 12, 2007. The cost to abandon and re-stake the claims is approximately CDN$400.

  As recommended by our consulting geologist, we plan to conduct the first phase of our three phase exploration program starting on May 1, 2007. This Phase One exploration program is expected to cost approximately CDN$25,500. A two-person field crew will helicopter onto our claims and will stay for a period of fourteen days. During this period the crew will generally survey the claims seeking any outcroppings and locating streams. An outcropping is a part of a rock formation that appears above the surface of the surrounding land. The crew will use global positioning equipment and take approximately one hundred samples. All samples will be bagged and tagged for location, date and time for later analysis. After this period is over the crew will return to Atlin by helicopter.

  The samples obtained during the Phase One exploration program will be analyzed at a laboratory and we will review the results of the Phase One exploration program in the winter of 2007. We will engage our consulting geologist to interpret the results of Phase One. If we are able to identify favorable rock formations and structures with elevated metal values we will plan and conduct a Phase Two program.

  If the Phase Two program were to proceed, our consulting geologist has indicated that we should budget approximately CDN$100,000 for our Phase Two program. If we proceed with a Phase Two program we would do so in June 2008. A four person crew will helicopter onto our claims and will stay for a period of three weeks. During this period the crew would prospect, obtain samples and possibly trench and perform geophysical surveys depending on the results of Phase One. The crew would obtain one hundred and fifty soil samples and fifty rock samples obtained via rock drilling and explosive use. All samples will be bagged and tagged for location, date and time for later analysis. After this period is over the crew will return to Atlin by helicopter.

  In the case that the Phase Two exploration program takes place, we will review its results in winter 2008. If we are able to continue to confirm elevated metal values at specific targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program is expected to cost at least CDN$200,000. At this stage, we would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements. If we go ahead with the Phase Three exploration plan it would commence in June 2009.

As at June 1 , 2006, we had a cash balance of $42,570 . If the results of the Phase One exploration program are encouraging, we will have to raise additional funds starting in January 2008 so that Phase Two exploration could commence in June 2008.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Three exploration program. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mineral claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

  Our ability to raise additional funding;

  The market price for gold;

  The results of our proposed exploration programs on the mineral property; and

  Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Transportation Purchase Plan

The transportation costs of Phase One are comprised of helicopter service from Atlin to the our mineral claims and mobilization to Atlin. For Phase One we have budgeted CDN$6,600 to allow up to six hours of helicopter trips from Atlin to and from our mineral claims. We have also budgeted CDN$2,000 for mobilization to Atlin from Richmond, British Columbia.

Equipment Purchase Plan

We will purchase camp equipment and prospecting supplies for the Phase One exploration program. The expected cost of the camp equipment such as tents, stove, and other typical camping equipment will be CDN$1,000.

Consumable Purchase Plan

We will purchase consumables including groceries and propane to provide for 2 persons for 14 days for the Phase One exploration program. The expected cost of these consumables will be CDN$1,000.

Employee Hiring (Labor) Plan

We will not hire any employees. We will use two consulting prospectors to perform our Phase One exploration program. The expected cost of the each prospector is CDN$200 per day. We are budgeting to pay each prospector for 20 days to conduct the Phase One exploration program. The expected cost of labor for Phase One and will be CDN$8,000.

Sample Analysis Plan

We plan to allow for the analysis for up to one hundred samples. The estimated cost of each sample is CDN$20 per sample. The expected cost for sample analysis will be CDN $2,000 for the Phase One exploration program.

Phase One Exploration Cost Review

The costs described include preliminary research, transportation, equipment, consumables, labor, and sample analysis make up the entire cost of our Phase One exploration program. All the costs described above are estimated so we are providing a 15% contingency allowance for unanticipated and wrongly estimated costs. The table below summarizes the cost estimate for the Phase One exploration program.

Phase One Exploration Items	Cost Estimate CDN$
Preliminary Research	1,600
Transportation	8,600
Equipment	1,000
Consumables	1,000
Labor	8,000
Sample Analysis	2,000
Contingency at 15%	3,300
Phase One Total	25,500

Cost of Offering

The cost of the offering disclosed in this prospectus is estimated to be $15,762.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $1,000 to prepare our quarterly financial statements and approximately $1,250 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,250 to review our quarterly financial statements and approximately $4,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mineral claims may not contain a commercially viable mineral deposit. If our mineral claims do not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may effect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mineral claims be uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Additionally, because our claims are in a remote region of Canada and in an area of inclement weather we face risks and uncertainties relating to the operation of our exploration program. This presents both a short and long term risk to us in that poor weather could delay our exploration program and prevent us from exploring our mineral claims as planned. This is a risk shared by many exploration companies in our business. We have the ability to monitor weather predictions and can preserve capital by not sending exploration crews out in poor weather conditions. However, such weather delays could cause us to not be able to explore our claims and not be able to file valid exploration work with the Province of British Columbia. Failure to file valid exploration work would mean we would have to pay the Province of British Columbia in lieu of exploration in order to keep title to the claims. Payments in lieu of exploration are generally not an efficient use of funds since it does not advance the understanding of a potential mineral deposit. However, these payments are sometimes required in our business.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate exploration programs. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

  Our current and future financings are and will be in United States dollars;

  We maintain our cash holdings in United States dollars only;

  Any potential sales of gold recovered from our mining claims will be undertaken in United States dollars;

  Our administrative expenses are undertaken in United States dollars;

  All cash flows are generated in United States dollars; and

  Our mining claims are located in Canada, though the exploration expenses are estimated in Canadian Dollars these expenses can usually be requested to be billed in United States dollars.

Exploration Expenses – Canadian GAAP vs US GAAP

Under Canadian GAAP, mineral properties including exploration, development and acquisition costs, are carried at cost and charged to operations if the properties are abandoned or impaired. Under US GAAP, all expenditures relating to mineral interests prior to the completion of a definitive feasibility study, which establishes proven and probable reserves, must be expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring a mine into production are capitalized as development costs. Our audited financial statements use US GAAP.

SEC Filing Plan

We intend to become a reporting company in 2006 after our SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on November 14, 2005, through to January 31, 2006. Our activities have been financed from the proceeds of share subscriptions. From our inception, on November 14, 2005, to January 31, 2006, we have raised a total of $52,750 from private offerings of our common stock.

For the period from inception on November 14, 2005, to January 31, 2006, we incurred total expenses of $8,697. These expenses included $5,500 in professional fees. We also expensed a total of $1,500 for donated services and $750 for donated rent both provided by our President. We had general and administrative expenses of $658. Finally, we expensed $289 in mineral property costs which represented our cost to stake the claims via the online staking system.

Liquidity and Capital resources

At January 31, 2006, we had a cash balance of $51,803.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mineral claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 8731 Cambie Road, Richmond, British Columbia, Canada, V6X 1K2. Our President, Gordon Racette, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have two mineral claims located in the Atlin Mining Division, British Columbia, Canada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On January 13, 2006 we staked two mineral claims via an online staking system. The claims are staked in the name of our President since Nevada corporations are not authorized to hold rights to mineral claims in the Province of British Columbia. Our President has executed a trust agreement whereby he has agreed to hold the claims in trust for us. In return for Mr. Racette holding the two mineral claims in trust for us, we have agreed to make payments on behalf of Mr. Racette to keep the claims in good standing with the Province of British Columbia. We anticipate the amount of the payments to be made on behalf of Mr. Racette to be approximately CDN$3,500 annually.

Mr. Racette donates services and rent to us that are recognized on our financial statements. From inception on November 14, 2005 to January 31, 2006, we recognized a total of $1,500 for donated services at a rate of $500 per month and $750 for donated rent at a rate of $250 per month.

Except as noted above, none of the following parties has, since our inception on November 14, 2005, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters;

  Any relative or spouse of any of the foregoing persons who has the same house as such person.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoter of our company is Gordon Racette. Except for the transactions with Mr. Racette noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with the NASD on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of June 5 , 2006, we had 5,335,000 shares of our common stock outstanding of which 2,335,000 shares are owned by non-affiliate shareholders and 3,000,000 shares that are owned by our sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations described in the paragraph below there are 3,000,000 shares of our common stock owned by Mr. Racette that can begin to be sold pursuant to Rule 144 on November 28, 2006.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of June 5 , 2006 we have 36 holders of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  We would not be able to pay our debts as they become due in the usual course of business; or

  Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Gordon Racette, President[1]	2006[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on November 14, 2005
[2] For the period from inception on November 14, 2005 to January 31, 2006

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on November 14, 2005.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Mr. Racette and we do not pay any salary to him. There is an understanding between our company and Mr. Racette that he will work for us at no cost. He will not be compensated for past, current, or future work.

Financial Statements

Opes Exploration Inc.
(An Exploration Stage Company)

January 31, 2006

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Opes Exploration Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Opes Exploration Inc. (An Exploration Stage Company) as of January 31, 2006, and the related statement of operations, cash flows and stockholders' equity from November 14, 2005 (Date of Inception) to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opes Exploration Inc. (An Exploration Stage Company) as of January 31, 2006, and the results of its operations and its cash flows from November 14, 2005 (Date of Inception) to January 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 14, 2006

Opes Exploration Inc.
(An Exploration Stage Company)
Balance Sheet
(Expressed in US dollars)

January 31, 2006 $
ASSETS
Current Assets
Cash	51,803
Total Assets	51,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued liabilities (Note 5)	5,500
Total Liabilities	5,500
Contingencies and Commitments (Notes 1 and 4)
Stockholders’ Equity
Common Stock, 75,000,000 shares authorized, $0.001 par value 5,335,000 issued and outstanding	5,335
Additional Paid-In Capital	47,415
Donated Capital (Note 3(a))	2,250
Deficit Accumulated During the Exploration Stage	(8,697)
Total Stockholders’ Equity	46,303
Total Liabilities and Stockholders’ Equity	51,803

(The accompanying notes are an integral part of these financial statements)

Opes Exploration Inc.
(An Exploration Stage Company)
Statement of Operations
(Expressed in US dollars)

Accumulated from November 14, 2005 (Date of Inception) to January 31, 2006 $
Revenue	−

Expenses
Donated rent (Note 3(a))	750
Donated services (Note 3(a))	1,500
General and administrative	658
Impairment of mineral property	289
Professional fees	5,500
Total Expenses	8,697
Net Loss	(8,697)
Net Loss Per Share – Basic and Diluted	−
Weighted Average Shares Outstanding	2,526,000

(The accompanying notes are an integral part of these financial statements)

Opes Exploration Inc.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in US dollars)

Accumulated From November 14, 2005 (Date of Inception) to January 31, 2006 $
Operating Activities
Net loss	(8,697)
Adjustments to reconcile net loss to cash
Donated services and expenses	2,250
Impairment of mineral property	289
Change in operating assets and liabilities
Accrued liabilities	5,500
Net Cash Used In Operating Activities	(658)
Investing Activities
Mineral property costs	(289)
Net Cash Flows Used In Investing Activities	(289)
Financing Activities
Proceeds from issuance of common stock	52,750
Net Cash Flows Provided By Financing Activities	52,750
Increase in Cash	51,803
Cash - Beginning of Period	−
Cash - End of Period	51,803

Supplemental Disclosures
Interest paid	−
Income taxes paid	−

(The accompanying notes are an integral part of these financial statements)

Opes Exploration Corp.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
For the Period from November 14, 2005 (Date of Inception) to January 31, 2006
(Expressed in US dollars)

			Additional Paid-In Capital $	Donated Capital $	Deficit Accumulated During the Exploration Stage $	Total $

	Common Stock
	Shares #	Par Value $

Balance – November 14, 2005 (Date of Inception)	−	−	−	−	−	−
Common shares issued for cash at $0.001 per share	3,000,000	3,000	−	−	−	3,000
Common shares issued for cash at $0.01 per share	1,675,000	1,675	15,075	−	−	16,750
Common shares issued for cash at $0.05 per share	660,000	660	32,340	−	−	33,000
Donated services and expenses	−	−	−	2,250	−	2,250
Net loss for the period	−	−	−	−	(8,697)	(8,697)
Balance – January 31, 2006	5,335,000	5,335	47,415	2,250	(8,697)	46,303

(The accompanying notes are an integral part of these financial statements)

Opes Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
January 31, 2006

  Exploration Stage Company

  The Company was incorporated in the State of Nevada on November 14, 2005. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

  These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at January 31, 2006, the Company has accumulated losses of $8,697 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,335,000 shares of common stock for resale by existing shareholders of the Company at $0.05 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

  Summary of Significant Accounting Policies

  Basis of Presentation

  These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is January 31.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basic and Diluted Net Income (Loss) Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

  Comprehensive Loss

  SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Opes Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
January 31, 2006

  Summary of Significant Accounting Policies (continued)

  Mineral Property Costs

  The Company has been in the exploration stage since its inception on November 14, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

  Financial Instruments

  The fair value of financial instruments, which include cash and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada which may result in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

  Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  Foreign Currency Translation

  The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

  Recent Accounting Pronouncements

  In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

  In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

Opes Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
January 31, 2006

  Summary of Significant Accounting Policies (continued)

  Recent Accounting Pronouncements (continued)

  In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

  In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

  Related Party Balances/Transactions

  The Company recognizes donated rent at $250 per month and donated services provided by the President of the Company at $500 per month. From November 14, 2005 (Date of Inception) to January 31, 2006, the Company recognized $750 in donated rent and $1,500 in donated services.

  On November 28, 2005, the Company issued 3,000,000 shares of common stock to the President of the Company at a price of $0.001 per share for cash proceeds of $3,000.

  On January 13, 2006, the Company entered into a Trust Agreement with the President of the Company for the mineral claims described in Note 4.

  Mineral Properties

  On January 13, 2006, the Company staked two new mineral claims near Atlin, British Columbia, Canada. The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company. There are situations that could prevent the Company from obtaining clear title to the mineral claims such as the bankruptcy or death of the President. The cost of mineral properties charged to operations by the Company of $289 represented the original cost of the properties incurred by the President, which has been reimbursed by the Company.

  Accrued Liabilities

  Accrued liabilities as at January 31, 2006 consist of professional services totalling $5,500.

  Common Stock

  On January 31, 2006, the Company issued 660,000 common shares at a price of $0.05 per common share for cash proceeds of 33,000.

  On January 23, 2006, the Company issued 1,675,000 common shares at a price of $0.01 per common share for cash proceeds of $16,750.

  On November 28, 2005, the Company issued 3,000,000 common shares to the President of the Company at a price of $0.001 per common share for cash proceeds of $3,000.

Opes Exploration Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
January 31, 2006

  Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $6,400, which commence expiring in 2026. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. At January 31, 2006, the valuation allowance established against the deferred tax assets increased by $2,200.

  The components of the net deferred tax asset at January 31, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

January 31, 2006 $
Net Operating Losses	6,400
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	2,200
Valuation Allowance	(2,200)
Net Deferred Tax Asset	–

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on November 14, 2005, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	12
Legal Fees and Expenses	6,000
Accounting Fees and Expenses	1,250
Auditor Fees and Expenses	4,500
Electronic Filing Fees	2,000
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	1,000
Total	15,762

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of June 5 , 2006, we have sold 5,335,000 shares of unregistered securities. All of these 5,335,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

  On November 28, 2005, we issued 3,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $3,000 received from our President;

  On January 23, 2006, we issued 1,675,000 shares of common stock to fourteen non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $16,750; and

  On January 31, 2006, we issued 660,000 shares of common stock to twenty one non-affiliate Canadian residents at a price of $0.05 per share for cash proceeds of $33,000.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion and Consent of Lawyer Joseph I. Emas
10.1	Declaration of Trust *
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor
23.2	Consent of Geologist

* Incorporated by reference from filing of May 5, 2006.

Undertakings

The undersigned small business issuer hereby undertakes that it will:

  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    Include any prospectus required by Section 10(a)(3) of the Securities Act;

    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    Include any additional or changed material information on the plan of distribution.

  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richmond , Province of British Columbia on June 5 , 2006.

Opes Exploration Inc.

By:

/s/ Gordon Racette

Gordon Racette
Director, President, Principal Financial Officer and Principal Accounting Officer.

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Gordon Racette

Gordon Racette
Director, President, Principal Financial Officer and Principal Accounting Officer
June 5 , 2006